EXHIBIT 21.1


                   SUBSIDIARIES OF THE REGISTRANT

                                                  Where
Name                                           Incorporated
----                                           ------------

Specialty Minerals Inc.                        Delaware
MINTEQ International Inc.                      Delaware
Barretts Minerals Inc.                         Delaware
MTX Finance Inc.                               Delaware
Mintech Japan K.K.                             Japan
Specialty Minerals FMT K.K.                    Japan
Minerals Technologies Holdings Ltd.            United Kingdom
Minerals Technologies South Africa (Pty) Ltd.  South Africa
Minteq Australia Pty Ltd.                      Australia
Specialty Minerals France S.A.R.L.             France
Mintech do Brasil Comercio Ltda.               Brazil
Minteq International GmbH.                     Germany
Huzhou Minteq Refractory Co. Ltd.              China
Specialty Minerals S.A. de C.V.                Mexico
Minteq Magnesite Ltd.                          Ireland
Minteq Europe Ltd.                             Ireland
MTX Finance Ireland                            Ireland
PT Sinar Mas Specialty Minerals                Indonesia
Mintech Canada Inc.                            Canada
Minteq Italiana S.p.A.                         Italy
Minteq Korea Inc.                              Korea
Technologias Minerales de Mexico S.A. de C.V.  Mexico
Specialty Minerals U.K. Limited                United Kingdom
Minteq U.K Ltd.                                United Kingdom
ComSource Trading Ltd.                         Delaware
Specialty Minerals Inc. Poland Sp.Z.o.o.       Poland
Nordcarb Oy Ab                                 Finland
Minerals Technologies Europe N.V.              Belgium
Specialty Minerals do Brasil
   Comercio Industria Ltda.                    Brazil
Specialty Minerals (Portugal)
   -Especialidades Minerais, S.A.              Portugal
Hi-Tech Specialty Minerals Company Ltd.        Thailand
Specialty Minerals Israel Limited              Israel
Specialty Minerals Slovakia, Spol. S.R.O.      Slovakia
Specialty Minerals (Thailand) Limited          Thailand
Specialty Pigments (India) Private Limited     India
Specialty Minerals International Inc.          Delaware
Specialty Minerals (Mauritius) Ltd.            Mauritius